Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Audience Productions, Inc. a Washington corporation (the “Company”) on Form 10-K for the year ending September 30, 2010, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), George Brumder, Chief Financial Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Audience Productions, Inc., and will be retained by Audience Productions, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

By:	/s/ GEORGE R. BRUMDER
Name:	George R. Brumder
Title:	Chief Financial Officer
Date:	December 28, 2010